UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2008

CENTENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31826 (Commission file number)	42-1406317 (IRS Employer Identification No.)

7711 Carondelet Avenue, St. Louis, Missouri 63105
(Address of principal executive office and zip code)
Registrant’s telephone number, including area code: (314) 725-4477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

    On July 1, 2008, in connection with our acquisition of Celtic Insurance Company and to fund a portion of the purchase price, we borrowed $60 million from our $300 million revolving credit agreement with various financial institutions.  As of July 1, 2008, we have $80 million of borrowings outstanding under the revolving credit agreement.  The borrowed funds may be repaid at any time before the expiration date of the credit agreement, which is September 14, 2011.  For a description of the material terms of our revolving credit agreement, see the Form 10-Q filed with the Securities and Exchange Commission on October 25, 2004, as well as the amendments filed with the Securities and Exchange Commission on Form 10-Q on October 25, 2005, Form 10-K on February 24, 2006, Form 10-Q on July 25, 2006, Form 10-Q on October 24, 2006, and Form 10-K on February 25, 2008, which are incorporated by reference herein.

ITEM 7.01 REGULATION FD DISCLOSURE

    On July 1 2008, the Company completed its acquisition of Celtic Insurance Company.  The full text of the related press release is included as Exhibit 99.1 to this report. The information contained in the website cited in the press release is not a part of this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit
Number	Description
99.1	Press release of Centene Corporation issued July 2, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date: July 2, 2008	By:	/s/ Keith H. Williamson
Keith H. Williamson Senior Vice President, Corporate Secretary and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release of Centene Corporation issued July 2, 2008.